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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-77302, 33-83606, 33-77304, 33-93324, 333-06847, 333-06845,
333-67771, 333-67773, 333-67777 and 333-38308 and Form S-3 Nos. 333-12695
and 333-69259) of eBT International, Inc. of our report dated March 5, 2002, with respect to the consolidated financial statements and schedule of eBT International, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2002.


                                          /s/ Ernst & Young LLP

Boston, Massachusetts
April 25, 2002